UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2011

DEX ONE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary NC	27513
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 297-1600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2011, Dex One Corporation (the “Company”) announced the appointment of Gregory Freiberg as Executive Vice President and Chief Financial Officer of the Company, effective September 12, 2011. Prior to joining the Company, Mr. Freiberg, 44, served as Chief Financial Officer for Savvis, a global outsourcing data center provider, from April 2009 to September 2011, and as Chief Financial Officer for XO Holdings, a national telecommunications services provider, from April 2006 to April 2009.

In this role, Mr. Freiberg will receive an annual base salary of $425,000 per year. Mr. Freiberg will also be eligible to participate in the Company’s annual incentive program, as in effect from time to time, with a target annual incentive opportunity of 65% of his base salary. On Mr. Freiberg’s start date, he will also receive 100,000 shares of restricted stock and 300,000 stock options, pursuant to the Dex One Corporation Equity Incentive Plan.

A copy of the press release issued in connection with the appointment is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release of the Company dated September 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dex One Corporation

By: /s/ Mark W. Hianik
       Name:  Mark W. Hianik
       Title: Senior Vice President, General Counsel and
       Corporate Secretary

Date: September 7, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated September 7, 2011